UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2010
CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (203) 416-5290
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This current report on Form 8-K/A amends the Registrant’s current report on Form 8-K filed on May 14, 2010 (the “Initial Form 8-K”). This report discusses the items disclosed under Item 4.02 in the Initial Form 8-K in more detail and attaches a letter from Eisner LLP, the Registrant’s independent registered public accounting firm. Except for the additional information contained in “Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” below and the filing of Eisner LLP’s letter herewith, the disclosures made in the Initial Form 8-K remain unchanged.
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
John B. Wynne, Jr., the Registrant’s Interim Chief Financial Officer, Vice President and Treasurer and an authorized officer of the Registrant, and Charles W. Grinnell, a member of the Registrant’s board of directors and Vice President and Corporate Secretary of the Registrant, discussed the matters disclosed under Item 4.02 in the Initial Form 8-K with Eisner LLP, the Registrant’s independent registered public accounting firm, and provided Eisner LLP with a copy of such disclosure. Eisner LLP has provided the Registrant with a letter relative to their review of this disclosure which is filed herewith as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
99.1	Letter from Independent Public Accounting Firm, dated May 18, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ John B. Wynne, Jr.
John B. Wynne, Jr.
Its: Interim Chief Financial Officer, Vice President and Treasurer

Dated: May 20, 2010

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Letter from Independent Public Accounting Firm, dated May 18, 2010